[LOGO OF HAZLETT, LEWIS & BIETER, PLLC]






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) for the year ended May 30, 1998, of our report dated June 24, 1998, with respect to the financial statements of American Consumers, Inc.



                                                   HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
August 14, 1998